UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2020

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  855-979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of the Company held on May 21, 2020, the following actions took place.

1.	Election of Directors. The Company’s stockholders reelected Mses. Lubel and Williams and Messrs. Carrig, Gaspar, Herdman, Kindick, Kurz, Muncrief, Phillips and Swanson as directors of the Company for a one-year term based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
John A. Carrig	490,294,237	2,601,484	226,201	31,958,603
Clay M Gaspar	486,101,013	6,727,625	293,284	31,958,603
Robert K. Herdman	489,256,100	3,635,618	230,204	31,958,603
Kelt Kindick	488,090,182	4,801,385	230,355	31,958,603
Karl F. Kurz	490,668,926	2,226,132	226,864	31,958,603
Kimberly S. Lubel	489,527,448	3,364,253	230,221	31,958,603
Richard E. Muncrief	485,898,422	7,014,841	208,659	31,958,603
D. Martin Phillips	478,724,441	14,170,911	226,570	31,958,603
Douglas E. Swanson, Jr.	485,463,014	7,426,734	232,174	31,958,603
Valerie M. Williams	490,259,722	2,636,052	226,148	31,958,603

2.	Say on Pay. The Company’s stockholders approved, on a non-binding advisory basis, the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes
487,553,732	5,216,987	351,203	31,958,603

3.	Ratification of Appointment of Auditors. The Company’s stockholders approved the ratification of the appointment of Ernst & Young LLP as the independent public accounting firm for the Company for the year ending December 31, 2020, based on the following votes.

For	Against	Abstain	Broker Non-Votes
521,453,814	3,321,440	305,271	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WPX Energy, Inc.

Date: May 27, 2020	By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Vice President and Corporate Secretary

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